NXG NEXTGEN INFRASTRUCTURE INCOME FUND

POWER OF ATTORNEY

That each of the undersigned officers and trustees of NXG NextGen Infrastructure Income Fund, a statutory trust formed under the laws of the State of Delaware (the “Trust”), do constitute and appoint John Musgrave, Blake Nelson and Brad Mead as true and lawful attorneys and agents, with full power and authority (acting alone and without the other) to execute in the name and on behalf of each of the undersigned as such officer or trustee, a Registration Statement on Form N-2, including any pre-effective amendments and/or any post-effective amendments thereto, and any other filings in connection therewith, and to file the same under the Securities Act of 1993, as amended, the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration and offering of the Trust’s shares of beneficial interest, par value $0.001 per share; granting to such attorney and agent full power of substitution and revocation in the premises; and ratifying and confirming all that such attorney and agent may do or cause to be done by virtue of these presents.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of this 7th day of May, 2025.

/s/ John Musgrave
John Musgrave
Trustee, Chief Executive Officer and President

/s/ Blake Nelson
Blake Nelson
Chief Financial Officer and Treasurer

/s/ John H. Alban
John H. Alban
Trustee

/s/ Brian R. Bruce
Brian R. Bruce
Trustee

/s/ Andrea N. Mullins
Andrea N. Mullins
Trustee

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